NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FIRST QUARTER RESULTS
Average Rate Increases Exceeded Loss Cost Trends for 17th Consecutive Quarter

Greenwich, CT, April 27, 2015 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the first quarter of 2015 of $118 million, or 89 cents per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	First Quarter
	2015	2014

Gross premiums written	$1,851,805	$1,805,267
Net premiums written	1,575,402	1,525,880

Net income	118,307	169,673
Net income per diluted share	0.89	1.25

Operating income (1)	105,928	135,383
Operating income per diluted share	0.80	1.00

Return on equity (2)	10.3%	15.7%

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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First quarter highlights included:

•	Returned $105 million to our shareholders through dividends and the repurchase of 1.8 million shares of our stock.

•	Domestic net premiums written grew 6% inclusive of average rate increases of 3.2%.

•	GAAP combined ratio was 93.9%.

•	Net realized investment gains were $19 million.

Commenting on the Company's performance, William R. Berkley, Chairman and Chief Executive
Officer, said: "Our Company continued to perform well this quarter. We were able to increase overall rates at a level that exceeded loss cost trends, although in some areas competitive challenges became more visible. However, there are still niche opportunities within the insurance marketplace that exist for limited periods of time. Our flexible structure uniquely positions us to capitalize on them.

"We anticipate continued domestic growth and modestly improving margins for the balance of the year. Our international business improved substantially, which is more apparent if adjusted for currency effects. Our reinsurance segment is currently the most competitive part of our business. We have maintained our pricing discipline with continued profitability at a reduced volume.

"Our core investment portfolio performed well and most of our alternative investments delivered excellent returns. The most consequential impact on net income for the quarter was a loss from our energy funds, compared to a gain in the first quarter of 2014. Earnings from the energy funds declined by over $30 million year over year.

"We anticipate 2015 will be another strong year. We will maintain our capital account in line with our liabilities and premium volume. If we are unable to find opportunities to use capital within our business, we may elect to pay special dividends or repurchase our own securities. We believe we will continue to deliver outstanding returns," Mr. Berkley concluded.

Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on April 27, 2015, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at http://www.wrberkley.com/investor-relations/events-and-presentations.aspx.
A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in three segments of the property casualty business: Insurance-Domestic, Insurance-International and Reinsurance-Global.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2015 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Act of 2002, as amended ("TRIA"); the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2015 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	First Quarter
	2015	2014
Revenues:
Net premiums written	$1,575,402	$1,525,880
Change in unearned premiums	(103,389)	(162,268)
Net premiums earned	1,472,013	1,363,612
Investment income	124,239	168,711
Insurance service fees	36,518	28,703
Net realized investment gains	19,044	52,754
Revenues from wholly-owned investees	92,606	92,840
Other income	259	286
Total revenues	1,744,679	1,706,906
Expenses:
Losses and loss expenses	900,708	822,095
Other operating costs and expenses	551,046	515,166
Expenses from wholly-owned investees	89,670	91,730
Interest expense	34,538	30,330
Total expenses	1,575,962	1,459,321
Income before income taxes	168,717	247,585
Income tax expense	(50,273)	(77,901)
Net income before noncontrolling interests	118,444	169,684
Noncontrolling interests	(137)	(11)
Net income to common stockholders	$118,307	$169,673

Net income per share:
Basic	$0.94	$1.31
Diluted	$0.89	$1.25

Average shares outstanding:
Basic	125,969	129,873
Diluted	132,484	135,429

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	First Quarter
	2015	2014
Insurance-Domestic:
Gross premiums written	$1,409,177	$1,342,942
Net premiums written	1,193,631	1,126,381
Premiums earned	1,117,542	1,003,507
Pre-tax income	166,866	202,185
Loss ratio	61.6%	59.7%
Expense ratio	31.2%	32.5%
GAAP combined ratio	92.8%	92.2%

Insurance-International:
Gross premiums written	$283,226	$277,186
Net premiums written	231,508	225,821
Premiums earned	193,734	185,324
Pre-tax income	21,303	17,747
Loss ratio	57.9%	59.2%
Expense ratio	39.1%	40.1%
GAAP combined ratio	97.0%	99.3%

Reinsurance-Global:
Gross premiums written	$159,402	$185,139
Net premiums written	150,263	173,678
Premiums earned	160,737	174,781
Pre-tax income	20,262	32,074
Loss ratio	62.2%	64.6%
Expense ratio	35.8%	32.8%
GAAP combined ratio	98.0%	97.4%

Corporate and Eliminations:
Net realized investment gains	$19,044	$52,754
Interest expense	(34,538)	(30,330)
Other revenues and expenses	(24,220)	(26,845)
Pre-tax loss	(39,714)	(4,421)

Consolidated:
Gross premiums written	$1,851,805	$1,805,267
Net premiums written	1,575,402	1,525,880
Premiums earned	1,472,013	1,363,612
Pre-tax income	168,717	247,585
Loss ratio	61.2%	60.3%
Expense ratio	32.7%	33.6%
GAAP combined ratio	93.9%	93.9%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	First Quarter
	2015	2014
Insurance-Domestic net premiums written:
Other liability	$389,494	$371,431
Workers' compensation	355,334	346,870
Short-tail lines (1)	222,461	207,109
Commercial automobile	139,180	134,526
Professional liability	87,162	66,445
Total	$1,193,631	$1,126,381

Losses from catastrophes:
Insurance-Domestic	$14,294	$12,741
Insurance-International	168	1,131
Reinsurance-Global	—	98
Total	$14,462	$13,970

Investment income:
Core portfolio (2)	$118,178	$114,912
Investment funds	6,061	53,799
Total	$124,239	$168,711

Other operating costs and expenses:
Underwriting expenses	$482,060	$458,138
Service expenses	31,084	22,257
Net foreign currency gain	(567)	(334)
Other costs and expenses	38,469	35,105
Total	$551,046	$515,166

Cash flow from operations	$61,012	$143,164

Reconciliation of operating and net income:
Operating income (3)	$105,928	$135,383
After-tax investment gains	12,379	34,290
Net income	$118,307	$169,673

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3) Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains. Management believes that excluding net investment gains provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	March 31, 2015	December 31, 2014

Net invested assets (1)	$16,385,979	$16,508,087
Total assets	21,847,052	21,716,691
Reserves for losses and loss expenses	10,474,954	10,369,701
Senior notes and other debt	2,112,456	2,115,527
Subordinated debentures	340,125	340,060
Common stockholders’ equity (2)	4,578,622	4,589,945
Common stock outstanding (3)	124,933	126,749
Book value per share (4)	36.65	36.21
Tangible book value per share (4)	35.13	34.72

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
After-tax unrealized investment gains were $323 million and $306 million as of March 31, 2015 and December 31, 2014, respectively. Unrealized currency translation losses were $170 million and $123 million as of March 31, 2015 and December 31, 2014, respectively.

(3)	During the first quarter of 2015, the Company repurchased 1,830,490 shares of its common stock for $91 million.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
March 31, 2015
(Amounts in thousands)

	Carrying Value	Percent of Total

Fixed maturity securities:
United States government and government agencies	$752,467	4.6%
State and municipal:
Special revenue	2,491,791	15.2%
State general obligation	714,723	4.4%
Pre-refunded	556,195	3.4%
Corporate backed	418,080	2.6%
Local general obligation	341,889	2.1%
Total state and municipal	4,522,678	27.7%
Mortgage-backed securities:
Agency	963,796	5.9%
Residential - Prime	116,486	0.7%
Commercial	72,884	0.4%
Residential — Alt A	67,600	0.4%
Total mortgage-backed securities	1,220,766	7.4%
Corporate:
Asset-backed	1,934,916	11.8%
Industrial	1,780,211	10.9%
Financial	1,203,139	7.3%
Utilities	195,297	1.2%
Other	104,076	0.6%
Total corporate	5,217,639	31.8%
Foreign government	938,719	5.7%
Total fixed maturity securities (1)	12,652,269	77.2%
Equity securities available for sale:
Preferred stocks	113,609	0.7%
Common stocks	61,100	0.4%
Total equity securities available for sale	174,709	1.1%
Investment funds (2)	1,212,031	7.4%
Arbitrage trading account	972,629	5.9%
Real estate	761,856	4.7%
Cash and cash equivalents (3)	331,716	2.0%
Loans receivable	280,769	1.7%
Net invested assets	$16,385,979	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 3.2 years.

(2)	Investment funds are net of related liabilities of $2 million.

(3)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

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Foreign Government Fixed Maturity Securities
March 31, 2015
(Amounts in thousands)

Carrying Value

Australia	$246,168
United Kingdom	181,002
Canada	165,311
Argentina	144,529
Germany	54,802
Brazil	53,160
Supranational (1)	47,729
Norway	36,351
Singapore	6,204
Uruguay	3,463
Total	$938,719

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and International Bank for Reconstruction & Development.